UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): March 12, 2020

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-55456 (Commission File Number)	46-3914127 (I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana, 46038
(Address of principal executive offices)

(317) 855-9926
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

[ ]
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

EXPLANATORY NOTE

This amendment relates to our Current Report on Form 8-K that was originally filed on March 12, 2020. This amendment is filed solely for the purpose of including an anticipated filing date under Item 8.01.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On March 12, 2020, American Resources Corporation (or the “Company”) received a letter from the Nasdaq Stock Market indicating that due to the resignation of Mr. Ian Sadler, as disclosed in the Company’s Form 8-K filed February 24, 2020 as an independent director of the Company and member of the audit committee, the Company no longer complies with Nasdaq’s independent director and audit committee requirements as set forth in Nasdaq’s Listing Rule 5605.

The notification of noncompliance has no immediate effect on the listing or trading of the Company’s stock on the Nasdaq Capital Market. Under Listing Rules 5605(b)(1)(a) and 5605(c)(4), Nasdaq will provide the Company a cure period to fill the vacancy of independent director and audit committee left by Mr. Sadler. The cure period will be until the earlier of the Company’s next annual shareholder meeting or February 24, 2021. If the next annual shareholders’ meeting is held before August 24, 2020, then the Company must provide Nasdaq evidence of compliance of its Listing Rule 5605 no later than August 24, 2020. In the event the Company does not regain compliance by the stated dates, the Company will be subject to delisting. The Company and its board of directors are actively reviewing potential candidates to fill the position.

Item 8.01 Other Events

As a supplier to the basic elements in the international steel and infrastructure markets, the outbreak of COVID-19 has been challenging for our company, vendors, customers and professional service providers.  During this time, resources have been diverted from many aspects of the company to further the company for sustained growth once the outbreak is contained.  This diversion of resources has led to the need to seek relief under the Securities and Exchange Commission Order Release No. 34-88318 dated March 4, 2020.  The required 10-K will be filed on or before May 14, 2020.

Risk Factor: Our business may suffer from the severity or longevity of the Coronavirus/COVID-19 Global Outbreak

As a supplier of the initial raw inputs into the global steel and infrastructure markets, the severity or longevity of the Coronavirus/COVID-19 global outbreak may adversely affect our business.  Our primary product relies upon the domestic and international logistics channels.  Any disruption of these channels may cause hardships in delivering product to customers. The demand for our product relies upon the global use of steel and infrastructure.  Shifts in global steel and infrastructure demand may adversely affect our business.  As a public company, we rely upon the dedication of internal resources as well as external professionals to comply with regulations.  The unavailability or diversion in professional resources may adversely affect our business.  Our board of directors and executive management are key to the vision and operational performance of the company.  Direct infection of any member of the board of directors or executive management may adversely affect our business.

Item 9.01.1. Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description
99.1	Notification Letter from Nasdaq dated March 12, 2020 [as referenced herein and in From 8-K filed March 12, 2020]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: March 27, 2020	By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer